Exhibit 99.1

FOR IMMEDIATE RELEASE	Media relations contact: Charles Coleman, (626) 302-7982 Investor relations contact: Scott Cunningham, (626) 302-2540

Edison International Reports Second Quarter 2008 Earnings

EIX Financial Highlights

	Quarter Ended June 30,		Year-to-Date June 30,
(In millions, except basic per share data)	2008	2007	2008	2007
GAAP earnings per share	$0.79	$0.29	$1.70	$1.29
Core earnings per share	$0.79	$0.73	$1.72	$1.63
GAAP earnings	$261	$93	$559	$426
Core earnings	$262	$239	$565	$538

•	Second quarter GAAP earnings were $0.79 per share compared to $0.29 per share in the same quarter last year.

•	GAAP earnings in the second quarter of 2007 were adversely impacted from early debt extinguishment charges.

•

The core earnings increase was mainly due to higher gross margin at Edison Mission Group’s (EMG) Midwest plants and lower taxes at Southern California Edison (SCE). Core earnings exclude non-core items and discontinued operations.

•	Edison International’s 2008 core EPS guidance range of $3.61 to $4.01 per share is reaffirmed.

ROSEMEAD, Calif., Aug. 8, 2008 – Edison International (NYSE: EIX) today reported second quarter 2008 core earnings of $0.79 per share, up 8 percent from the second quarter of 2007.

“Our second quarter results are consistent with meeting our earnings guidance for the year,” said Theodore F. Craver, Jr., chairman and chief executive officer of Edison International. “Our focus remains executing well to realize our full potential meeting customer needs and producing solid returns for our shareholders.”

Note: GAAP earnings refer to net income and GAAP earnings per share refer to basic earnings per share throughout this release. Core earnings is a non-GAAP financial measure; see reconciliation of core earnings to GAAP earnings and reconciliation of core earnings guidance to GAAP earnings guidance.

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Edison International Reports Second Quarter 2008 Financial Results

Earnings from Continuing Operations

SCE’s second-quarter 2008 earnings from continuing operations and core earnings were $0.48 per share, compared to $0.44 per share in the same quarter last year. This increase was primarily due to lower taxes and interest, partially offset by lower operating income. Lower operating income is consistent with electric utility revenue being higher during the third quarter of each year due to seasonality and the company’s rate design, while operating expenses are recognized more evenly throughout the year.

EMG’s second-quarter 2008 earnings from continuing operations were $0.34 per share, compared to a loss of $0.15 per share in the same quarter last year. This increase was primarily due to a non-core after-tax charge in the second quarter of 2007 associated with early debt extinguishment. Excluding non-core items, EMG’s core earnings in the second quarter increased $0.04 per share, compared to the same quarter last year. This increase was primarily due to higher gross margin at Midwest Generation from higher generation and average realized energy prices and capacity prices. Also contributing to the increase was the gain on sale of Edison Capital’s Beaver Valley lease, partially offset by lower operating revenues and higher plant maintenance expense at Homer City.

	Quarter Ended June 30,		Change
Earnings (Loss) Per Share (Unaudited)	2008	2007
SCE	$0.48	$0.44	$0.04
EMG	0.34	(0.15)	0.49
EIX parent company and other	(0.03)	(0.01)	(0.02)

EIX GAAP earnings from continuing operations	0.79	0.28	0.51

EIX GAAP earnings from discontinued operations	—	0.01	(0.01)

EIX GAAP earnings	$0.79	$0.29	$0.50

EIX diluted earnings	$0.79	$0.28	$0.51

Second Quarter Reconciliation of Core Earnings to GAAP Earnings

	Quarter Ended June 30,		Change
Core Earnings[1] (Loss) Per Share (Unaudited)	2008	2007
SCE	$0.48	$0.44	$0.04
EMG	0.34	0.30	0.04
EIX parent company and other	(0.03)	(0.01)	(0.02)

EIX core earnings	0.79	0.73	0.06

Non-core items
EMG – early debt retirement	—	(0.45)	0.45
EMG – earnings from discontinued operations	—	0.01	(0.01)

Total non-core items	—	(0.44)	0.44

EIX GAAP earnings	$0.79	$0.29	$0.50

[1]

See Use of Non-GAAP Financial Measures on page 4. The impact of participating securities is included in EIX parent company and other and was $(0.01) per share in the second quarter of 2008 and zero for the second quarter of 2007.

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Edison International Reports Second Quarter 2008 Financial Results

YEAR-TO-DATE EARNINGS SUMMARY

Edison International reported earnings of $1.70 per share for the six-month period ending June 30, 2008, compared to $1.29 per share for the same period last year. Edison International had earnings from continuing operations of $1.72 per share for the six-month period ended June 30, 2008, compared with $1.28 per share for the same period last year. Excluding earnings from discontinued operations and other non-core items, Edison International’s core earnings for the six-month period in 2008 were $1.72 per share, compared to $1.63 per share in the same period in 2007.

YEAR-TO-DATE EARNINGS DETAIL

SCE’s earnings from continuing operations in the first half of 2008 were $0.94 per share, a decrease of $0.06 per share compared to the same period last year. SCE’s 2007 results include income tax benefits of $0.10 per share related to certain environmental remediation costs. Excluding this non-core item, SCE’s year-to-date core earnings were $0.94 per share, compared to $0.90 per share in the same period last year. This increase is primarily from lower interest and taxes, partially offset by lower operating income. Lower operating income is consistent with electric utility revenue being higher during the third quarter of each year due to seasonality and the company’s rate design, while operating expenses are recognized more evenly throughout the year.

EMG’s earnings from continuing operations for the first six months of 2008 were $0.84 per share, up $0.51 per share from the same period last year. EMG’s GAAP results include a $0.02 loss and a $0.01 gain from discontinued operations in 2008 and 2007, respectively, and a $0.45 charge for early debt retirement in 2007. Excluding these non-core items, EMG’s core earnings were $0.84 per share, an increase of $0.06 per share. This increase primarily reflects higher gross margin at Midwest Generation from higher generation, average realized energy prices and capacity prices, and higher trading income at EMMT, partially offset by lower operating revenues and higher plant maintenance expense at Homer City.

	Year-to-Date June 30,		Change
Earnings (Loss) Per Share (Unaudited)	2008	2007
SCE	$0.94	$1.00	$(0.06)
EMG	0.84	0.33	0.51
EIX parent company and other	(0.06)	(0.05)	(0.01)

EIX GAAP earnings from continuing operations	1.72	1.28	0.44

EIX GAAP earnings/(loss) from discontinued operations	(0.02)	0.01	(0.03)

EIX GAAP earnings	$1.70	$1.29	$0.41

EIX diluted earnings	$1.69	$1.29	$0.40

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Edison International Reports Second Quarter 2008 Financial Results

Year-to-Date Reconciliation of Core Earnings to GAAP Earnings

	Year-to-date June 30,		Change
Core Earnings[1] (Loss) Per Share (Unaudited)	2008	2007
SCE	$0.94	$0.90	$0.04
EMG	0.84	0.78	0.06
EIX parent company and other	(0.06)	(0.05)	(0.01)

EIX core earnings	1.72	1.63	0.09

Non-core items
SCE – regulatory/tax items	—	0.10	(0.10)
EMG – early debt retirement	—	(0.45)	0.45
EMG – earnings/(loss) from discontinued operations	(0.02)	0.01	(0.03)

Total non-core items	(0.02)	(0.34)	0.32

EIX GAAP earnings	$1.70	$1.29	$0.41

[1]	See Use of Non-GAAP Financial Measures on page 4. The impact of participating securities is included in EIX parent company and other and was $(0.02) per share for both 2008 and 2007.

2008 EARNINGS GUIDANCE

The company reaffirmed its previously announced 2008 earnings guidance of $3.61 to $4.01 per share. See the risk disclosure statement on page 5 and the presentation accompanying the company’s conference call for further information.

Reconciliation of Core Earnings Guidance to GAAP Earnings Guidance

Core Earnings Per Share[1]	2008 Guidance Reaffirmed as of August 8, 2008
SCE	$2.18 - $2.28
EMG	$1.57 - $1.87
EIX parent company and other	$(0.14)
EIX core earnings	$3.61 - $4.01
Non-core items	—
EIX GAAP earnings	$3.61 - $4.01

[1]	Guidance excludes discontinued operations and non-core items. The expected impact of participating securities is ($0.05) per share and is included in EIX parent company and other.

Note: Earnings Guidance also excludes the potential impact of IRS issues, and the possible impairment of up to $48 million for NOx allowances purchased by EMG for the CAIR compliance program.

Use of Non-GAAP Financial Measures

Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and EPS by principal

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Edison International Reports Second Quarter 2008 Financial Results

operating subsidiary internally for financial planning and for analysis of performance. We also use core earnings and EPS by principal operating subsidiary as primary performance measurements when communicating with analysts and investors regarding our earnings results and outlook, as it allows us to more accurately compare the company’s ongoing performance across periods. Core earnings exclude discontinued operations and other non-core items and are reconciled to GAAP earnings per share.

EPS by principal operating subsidiary is based on the principal operating subsidiary net income and Edison International’s weighted average outstanding common shares. The impact of participating securities (vested stock options that earn dividend equivalents that may participate in undistributed earnings with common stock) for each principal operating subsidiary is not material to each principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which we refer to as EIX parent company. EPS and core EPS by principal operating subsidiary are reconciled to GAAP earnings per share.

Reminder: Edison International Will Hold a Conference Call Today

Today, Edison International will hold a conference call to discuss its second quarter 2008 financial results at 8 a.m. (Pacific Daylight Time). Two-way participation in the telephone call is limited to financial analysts and investors, while all other interested parties are invited to participate in a simultaneous webcast at www.edisoninvestor.com. A presentation accompanying management’s comments on the conference call will be available on the web site as well at www.edisoninvestor.com. The domestic call-in number is (800) 356-8584 and the number for international callers is (850) 429-1225. The ID# is 11700. In addition to the live simulcast, the webcast will remain posted at www.edisoninvestor.com and telephone replays will be available through Friday, August 15, 2008, at the following numbers: (877) 693-4277 for callers in the United States and (402) 220-0042 for international callers. The ID# is 11701.

Risk Disclosure Statement

Statements contained in this news release about future performance, including, without limitation, earnings, asset and rate base growth, load growth, capital investments and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. Important factors that could cause different results are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s 2007 Form 10-K and other reports filed with the Securities and Exchange Commission and are available on our Web site at www.edisoninvestor.com. These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances.

About Edison International

Edison International, through its subsidiaries, is a generator and distributor of electric power and an investor in infrastructure and energy assets, including renewable energy. Headquartered in Rosemead, California, Edison International is the parent company of Southern California Edison, the largest electric utility in California, and Edison Mission Group, a competitive power generation business and parent company to Edison Mission Energy and Edison Capital.

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Edison International Reports Second Quarter 2008 Financial Results

Second Quarter GAAP Earnings

	Quarter Ended June 30,		Change
Earnings (Loss) (in millions) (Unaudited)	2008	2007
SCE	$157	$144	$13
EMG	112	(49)	161
EIX parent company and other	(7)	(4)	(3)

EIX income from continuing operations	262	91	171

EIX income (loss) from discontinued operations	(1)	2	(3)

EIX net income	$261	$93	$168

Second Quarter Reconciliation of Core Earnings to GAAP Earnings

	Quarter Ended June 30,		Change
Core Earnings[1] (Loss) (in millions) (Unaudited)	2008	2007
SCE	$157	$144	$13
EMG	112	99	13
EIX parent company and other	(7)	(4)	(3)

EIX core earnings	262	239	23

Non-core items
EMG – early debt retirement	—	(148)	148
EMG – earnings/(loss) from discontinued operations	(1)	2	(3)

Total non-core items	(1)	(146)	145

Total EIX net income	$261	$93	$168

[1]

See Use of Non-GAAP Financial Measures on page 4. The impact of participating securities is included in EIX parent company and other and was $(0.01) per share in the second quarter of 2008 and zero for the second quarter of 2007.

Year-to-Date GAAP Earnings

	Year-to-Date June 30,		Change
Earnings (Loss) (in millions) (Unaudited)	2008	2007
SCE	$307	$325	$(18)
EMG	271	106	165
EIX parent company and other	(13)	(10)	(3)

EIX income from continuing operations	565	421	144

EIX income/(loss) from discontinued operations	(6)	5	(11)

EIX net income	$559	$426	$133

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Edison International Reports Second Quarter 2008 Financial Results

Year-to-Date Reconciliation of Core Earnings to GAAP Earnings

	Year-to-Date June 30,		Change
Core Earnings[1] (Loss) (in millions) (Unaudited)	2008	2007
SCE	$307	$294	$13
EMG	271	254	17
EIX parent company and other	(13)	(10)	(3)

EIX core earnings	565	538	27

Non-core items
SCE – regulatory/tax items	—	31	(31)
EMG – early debt retirement	—	(148)	148
EMG – income/(loss) from discontinued operations	(6)	5	(11)

Total non-core items	(6)	(112)	106

Total EIX net income	$559	$426	$133

1	See Use of Non-GAAP Financial Measures on page 4. The impact of participating securities is included in EIX parent company and other and was $(0.02) per share for both 2008 and 2007.

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Edison International Reports Second Quarter 2008 Financial Results

Edison International

Consolidated Statements of Income

	Three Months Ended June 30,		Six Months Ended June 30,
In millions, except per-share amounts	2008	2007	2008	2007
	(Unaudited)
Electric utility	$2,754	$2,459	$5,105	$4,681
Nonutility power generation	612	569	1,330	1,241
Financial services and other	16	19	31	37

Total operating revenue	3,382	3,047	6,466	5,959

Fuel	554	438	1,090	924
Purchased power	656	829	1,149	1,146
Provisions for regulatory adjustment clauses – net	279	(33)	452	255
Other operation and maintenance	1,110	999	2,085	1,879
Depreciation, decommissioning and amortization	333	313	631	627
Gain on buyout of contract and sale of assets	(56)	—	(73)	(1)

Total operating expenses	2,876	2,546	5,334	4,830

Operating income	506	501	1,132	1,129
Interest and dividend income	22	45	36	85
Equity in income from partnerships and unconsolidated subsidiaries – net	9	20	9	37
Other nonoperating income	23	22	49	39
Interest expense – net of amounts capitalized	(165)	(188)	(336)	(386)
Loss on early extinguishment of debt	—	(241)	—	(241)
Other nonoperating deductions	(14)	(9)	(26)	(22)

Income from continuing operations before tax and minority interest	381	150	864	641
Income tax expense	83	—	244	129
Dividends on preferred and preference stock of utility not subject to mandatory redemption	13	13	25	26
Minority interest	23	46	30	65

Income from continuing operations	262	91	565	421
Income (loss) from discontinued operations – net of tax	(1)	2	(6)	5

Net income	$261	$93	$559	$426

Weighted-average shares of common stock outstanding	326	326	326	326
Basic earnings (loss) per common share:
Continuing operations	$0.79	$0.28	$1.72	$1.28
Discontinued operations	—	0.01	(0.02)	0.01

Total	$0.79	$0.29	$1.70	$1.29

Weighted-average shares, including effect of dilutive securities	329	330	330	331
Diluted earnings (loss) per common share:
Continuing operations	$0.79	$0.28	$1.71	$1.27
Discontinued operations	—	—	(0.02)	0.02

Total	$0.79	$0.28	$1.69	$1.29

Dividends declared per common share	$0.305	$0.29	$0.61	$0.58

Edison International Reports Second Quarter 2008 Financial Results

Edison International

Consolidated Balance Sheets

In millions	June 30, 2008	December 31, 2007
	(Unaudited)
ASSETS
Cash and equivalents	$1,070	$1,441
Short-term investments	13	81
Receivables, less allowance of $32 and $34 for uncollectible accounts at respective dates	1,176	1,033
Accrued unbilled revenue	528	370
Fuel inventory	154	116
Materials and supplies	335	316
Derivative assets	428	109
Restricted cash	3	3
Margin and collateral deposits	185	121
Regulatory assets	203	197
Accumulated deferred income taxes – net	262	167
Other current assets	324	290

Total current assets	4,681	4,244

Nonutility property – less accumulated provision for depreciation of $1,882 and $1,765 at respective dates	5,115	4,906
Nuclear decommissioning trusts	3,152	3,378
Investments in partnerships and unconsolidated subsidiaries	239	272
Investments in leveraged leases	2,454	2,473
Other investments	109	96

Total investments and other assets	11,069	11,125

Utility plant, at original cost:
Transmission and distribution	19,279	18,940
Generation	1,818	1,767
Accumulated provision for depreciation	(5,344)	(5,174)
Construction work in progress	2,048	1,693
Nuclear fuel, at amortized cost	251	177

Total utility plant	18,052	17,403

Derivative assets	295	122
Restricted cash	47	48
Rent payments in excess of levelized rent expense under plant operating leases	829	716
Regulatory assets	2,723	2,721
Other long-term assets	1,309	1,144

Total long-term assets	5,203	4,751

Total assets	$39,005	$37,523

Edison International Reports Second Quarter 2008 Financial Results

Edison International

Consolidated Balance Sheets

In millions, except share amounts	June 30, 2008	December 31, 2007
	(Unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY
Short-term debt	$800	$500
Long-term debt due within one year	177	18
Accounts payable	1,066	979
Accrued taxes	116	49
Accrued interest	192	160
Counterparty collateral	24	42
Customer deposits	224	219
Book overdrafts	324	212
Derivative liabilities	319	125
Regulatory liabilities	1,223	1,019
Other current liabilities	809	933

Total current liabilities	5,274	4,256

Long-term debt	9,292	9,016

Accumulated deferred income taxes – net	5,147	5,196
Accumulated deferred investment tax credits	110	114
Customer advances	145	155
Derivative liabilities	243	101
Power-purchase contracts	22	22
Accumulated provision for pensions and benefits	1,165	1,089
Asset retirement obligations	2,962	2,892
Regulatory liabilities	3,356	3,433
Other deferred credits and other long-term liabilities	1,601	1,595

Total deferred credits and other liabilities	14,751	14,597

Total liabilities	29,317	27,869

Commitments and contingencies
Minority interest	314	295

Preferred and preference stock of utility not subject to mandatory redemption	907	915

Common stock, no par value (325,811,206 shares outstanding at each date)	2,253	2,225
Accumulated other comprehensive loss	(415)	(92)
Retained earnings	6,629	6,311

Total common shareholders’ equity	8,467	8,444

Total liabilities and shareholders’ equity	$39,005	$37,523

Edison International Reports Second Quarter 2008 Financial Results

Edison International

Consolidated Statements of Cash Flows

	Six Months Ended June 30,
In millions	2008	2007
	(Unaudited)
Cash flows from operating activities:
Net income	$559	$426
Less: Income (loss) from discontinued operations	(6)	5

Income from continuing operations	565	421
Adjustments to reconcile to net cash provided by operating activities:
Depreciation, decommissioning and amortization	631	627
Realized loss on impairment of nuclear decommissioning trusts	72	23
Other amortization	51	64
Stock-based compensation	16	19
Minority interest	30	65
Deferred income taxes and investment tax credits	26	(193)
Equity in income from partnerships and unconsolidated subsidiaries	(9)	(37)
Gain on buyout of contract and sale of assets	(73)	(1)
Income from leveraged leases	(27)	(31)
Levelized rent expense	(113)	(112)
Loss on early extinguishment of debt	—	241
Regulatory assets	8	245
Regulatory liabilities	374	120
Derivative assets	(476)	(140)
Derivative liabilities	(221)	(123)
Other assets	(52)	(22)
Other liabilities	51	236
Margin and collateral deposits – net of collateral received	(83)	(29)
Receivables and accrued unbilled revenue	(237)	(189)
Inventory and other current assets	(36)	(49)
Book overdrafts	112	65
Accrued interest and taxes	99	205
Accounts payable and other current liabilities	(2)	(119)
Distributions and dividends from unconsolidated entities	8	21
Operating cash flows from discontinued operations	(6)	5

Net cash provided by operating activities	708	1,312

Cash flows from financing activities:
Long-term debt issued	784	2,905
Premium paid on extinguishment of debt and long-term debt issuance costs	(10)	(240)
Long-term debt repaid	(134)	(2,965)
Bonds repurchased	(212)	—
Redemption of preference stock, net	(7)	—
Rate reduction notes repaid	—	(116)
Short-term debt financing – net	300	175
Shares purchased for stock-based compensation	(51)	(183)
Proceeds from stock option exercises	20	72
Excess tax benefits related to stock-based awards	11	35
Dividends to minority shareholders	(33)	(32)
Dividends paid	(199)	(189)

Net cash provided (used) by financing activities	$469	$(538)

Edison International Reports Second Quarter 2008 Financial Results

Edison International

Consolidated Statements of Cash Flows

	Six Months Ended June 30,
In millions	2008	2007
	(Unaudited)
Cash flows from investing activities:
Capital expenditures	$(1,460)	$(1,335)
Purchase of interest of acquired companies	(7)	(23)
Proceeds from sale of property and interests in projects	112	—
Proceeds from nuclear decommissioning trust sales	1,501	2,017
Purchases of nuclear decommissioning trust investments and other	(1,560)	(2,084)
Proceeds from partnerships and unconsolidated subsidiaries, net of investment	30	31
Maturities and sales of short-term investments	70	3,192
Purchase of short-term investments	(2)	(2,952)
Restricted cash	—	37
Customer advances for construction and other investments	(232)	(233)

Net cash used by investing activities	(1,548)	(1,350)

Net decrease in cash and equivalents	(371)	(576)
Cash and equivalents, beginning of period	1,441	1,795

Cash and equivalents, end of period	$1,070	$1,219